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                                                                      Exhibit 11

Statement 11 Re: Computation of Earnings Per Share
Second Bancorp Incorporated and Subsidiary

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
                                                                    For the Three Months Ended
                                                               -------------------------------------
                                                                    March 31          March 31
                                                                      2000              1999
                                                                      ----              ----
(Dollars in thousands, except per share data)
BASIC:
Weighted  average shares issued                                        10,765,327        10,738,850
Less: Treasury shares                                                    (359,307)          (50,400)
                                                               -------------------------------------
Net Weighted average shares outstanding                                10,406,020        10,688,450
                                                               =====================================

Net income                                                                 $3,936            $4,115
                                                               =====================================

Basic Earnings Per Share                                                    $0.38             $0.38
                                                               =====================================

DILUTED:
Weighted  average shares issued                                        10,765,327        10,738,850
Less: Treasury shares                                                    (359,307)          (50,400)
Net effect of dilutive stock options -
  based on the treasury stock method
  using average market price                                               30,870            47,299
                                                               -------------------------------------
                                                                       10,436,890        10,735,749
                                                               =====================================

Net income                                                                 $3,936            $4,115
                                                               =====================================

Diluted Earnings Per Share                                                  $0.38             $0.38
                                                               =====================================
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